Exhibit 10.42

                          UNITED STATES DISTRICT COURT
                         CENTRAL DISTRICT OF CALIFORNIA
                              LOS ANGELES DIVISION

GENSCI ORTHOBIOLOGICS, INC.,                     Case No. CV  99-10111-MRP (EEx)

             Plaintiff/Counterclaim
             Defendant,

    v.                                           JOINT SETTLEMENT
                                                 AGREEMENT AND
                                                 AGREEMENTS FOR
OSTEOTECH, INC.,                                 RELEASE OF CLAIMS AND
                                                 AMENDMENT OF PLAN OF
            Defendant/Counterclaim               REORGANIZATION
            Plaintiff/Third Party
            Plaintiff.

----------------------------------------

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      WHEREAS, the parties hereto, GenSci Orthobiologics, Inc. and GenSci
Regeneration Sciences, Inc. (collectively, "GenSci"), and Osteotech, Inc. ("Osteotech"), desire to resolve by settlement the following actions pending in the United States District Court for the Central District of California: Case Nos. 99-10111-MRP, 00-2313-MRP, and 00-11342-MRP (collectively, the
"Litigation") and all issues raised in the bankruptcy cases filed by GenSci and currently pending in this District as Case Nos. SA 01-20438 RA and SA 01-20439 RA ( the "Chapter 11 Cases"); and

      WHEREAS, the parties desire to resolve by settlement of the Litigation all disputes known or posited currently to exist between them, and those that may be reasonably contemplated, arising from GenSci's manufacturing, using, selling or offering for sale certain demineralized bone tissue products, DynaGraft Gel, DynaGraft Putty and Orthoblast (the "Accused Products"), which are alleged in the Litigation to infringe United States Patent Nos. 5,290,558 (the "`558 patent"), 5,284,655 (the "'655 patent") and/or 5,676,146 (the "'146 patent");
and

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      WHEREAS, Case No. 99-10111-MRP was tried to a jury commencing on October
31, 2001 and GenSci was found by the jury to infringe the `558 and the `655 patents by manufacturing, using, marketing, selling or offering for sale DynaGraft Gel and DynaGraft Putty, and the jury awarded Osteotech damages in the amount of $17,533,634 (less the stipulated offset amount of $3,000,000); and

      WHEREAS, mediation and settlement discussions were conducted between and among the parties by the Honorable Matthew Byrne, Senior Judge of the United States District Court on March 6, 2003, and under his direction the parties have reached this agreement.

      NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants and agreements set forth herein and other good and valuable consideration, GenSci and Osteotech MUTUALLY SPECIFY AND AGREE THAT:

      1. All terms, conditions, payments and stipulations of this Settlement Agreement shall be incorporated by reference in a Plan of Reorganization and Disclosure Statement (the "Plan") and filed with the United States Bankruptcy Court, Santa Ana Division (the "Bankruptcy Court"). GenSci agrees that prior to filing the Plan and any revisions or amendments thereto with the Bankruptcy Court for its approval, GenSci will provide a copy of the Plan and any revisions or amendments thereto to Osteotech for its review and comments at least three
(3) business days prior to the filing with the Bankruptcy Court. The Plan shall be subject to final approval of the Bankruptcy Court and the entry of a final Order of the Bankruptcy Court. Osteotech will agree to the treatment of its claims and security thereof in accordance with the terms of the Plan provided such terms are consistent with the provisions of this Settlement Agreement. Osteotech reserves the right to object to the Plan based upon any other grounds.


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      2. GenSci acknowledges that DynaGraft Gel and DynaGraft Putty, the products at issue in Case No. 99-10111, infringe one or more claims of each of the `558 and `655 patents.

      3. GenSci acknowledges that Orthoblast, the product at issue in Case No. 00-11342, infringes one or more claims of the `558 and `146 patents.

      4. GenSci acknowledges the validity of the `558 and `655 patents.

      5. GenSci acknowledges the enforceability of the `558 and `655 patents.

      6. GenSci agrees not to seek reexamination by the Patent and Trademark Office of the `558, or `655 patents.

      7. GenSci will not challenge the validity or enforceability of the `146 patent as long as Osteotech does not assert the `146 patent against any GenSci product other than the Orthoblast product.

      8. Simultaneously with the execution of this Agreement, the parties shall enter into a consent judgment in Case No. 99-10111-MRP in the form attached hereto as Exhibit A (the "Consent Judgment") by which GenSci stipulates to an injunction against infringement of the `558 and/or `655 patents by the DynaGraft Gel and DynaGraft Putty products for the duration of the term of each such patent, and further agree to cooperate fully in taking all steps necessary to enter the Consent Judgment consistent with appropriate procedures and the continuing jurisdiction of the United States District Court for the Central District of California.

      9. GenSci represents that the manufacture of DynaGraft Gel and DynaGraft Putty ceased on September 16, 2002 and that it has not used, sold or offered for sale DynaGraft Gel


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

and DynaGraft Putty in the United States since that date. GenSci further represents that the manufacture of Orthoblast ceased on or about September 16, 2002, that shipment of material quantities of Orthoblast terminated by the end of the fourth quarter of 2002, and that shipment of remnants and returns of Orthoblast terminated on April 18, 2003. GenSci and its subsidiaries (including, but not limited to GenSci OCF, Inc.), officers, directors, employees and agents, and those in active concert or participation with them, agree not to manufacture, use, sell or offer to sell the Accused Products and any other product containing demineralized osteogenic bone powder in a polyhydroxy carrier where the carrier is enumerated in the claims of the `558 or `655 patents (e.g., Pluronic F127 is an acyclic polyhydric alcohol and a polyalkylene glycol) in the United States, and in Belgium, Germany, France, Great Britain, Italy, the Netherlands and Japan, where Osteotech has counterpart patents.

      10. GenSci acknowledges that payments made to Osteotech pursuant to this Settlement Agreement are a contemporaneous exchange of consideration for damages resulting from GenSci's infringement of the `558 and `655 patents, taking into account the risks of litigation, and shall not be construed as a reasonable royalty. For purposes of implementing this settlement, Osteotech shall be deemed to have an Allowed Undisputed Unsecured Claim of $7,500,000 plus interest to be paid under the terms of the Plan as follows:

            (a) No later than eleven (11) days after entry of a final order confirming GenSci's Plan (the "Effective Date"), GenSci shall pay Osteotech the sum of US$1,000,000 by wire transfer of such funds to an account to be designated by Osteotech.

            (b) In addition to the payment set forth in paragraph 10(a) herein, GenSci shall pay or cause to be paid to Osteotech the sum of US$6,500,000, to be paid in twenty (20) consecutive quarterly installments, each in the amount of US$325,000. The first quarter payment shall be made by the tenth day of the first full quarter following the Effective Date and thereafter the quarterly payments shall be made on or before the first


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

      business day of the quarter. Additionally, with each quarterly payment described herein, GenSci shall pay accrued interest at the federal judgment rate (up to a cap of 3% per annum), calculated at the rate in existence for the week preceding the end of the quarter, on the portion of the US$6,500,000 outstanding from time to time, commencing on the date of confirmation of the Plan. If GenSci is in default of any payment due under this paragraph, then Osteotech shall provide GenSci with written notice of such default by facsimile, e-mail or overnight courier to the address specified herein. Upon the sending of that notice, GenSci shall have thirty (30) calendar days to cure such default. If the default is not cured within that period, Osteotech, without limiting its rights under applicable law, shall have the right to accelerate all payments then owed under this paragraph and as may be fully set forth in the Plan, with all rights and remedies including but not limited to 11 U.S.C. ss. 1112, and remedies related to the drawing on a clean, irrevocable, standby letter of credit or payments from an irrevocable escrow agreement satisfactory to Osteotech as set forth in Paragraph 12 hereof.

      11. GenSci's obligations to Osteotech under Paragraph 10 herein, shall be evidenced by, and shall be subject to the terms and conditions of the Plan and as set forth in a promissory note in the form of Exhibit B hereto (the "Promissory Note") in the principal amount of US$6,500,000, being executed by GenSci in favor of Osteotech and delivered on or before the Effective Date.

      12. To further secure the amounts due to Osteotech from GenSci pursuant to Paragraph 10 herein, on the Effective Date, GenSci shall provide to Osteotech a clean irrevocable standby letter of credit in a form acceptable to Osteotech from a national banking institution having reserves not less than US $50,000,000 (the "Letter of Credit") or an irrevocable escrow agreement satisfactory to Osteotech (the "Escrow Agreement") for the benefit of Osteotech in the principal amount of US$5,000,000. In the event of default and acceleration pursuant to Paragraph 10 herein, and as amplified by the Plan, Osteotech shall have the right to present a sight draft on the Letter of Credit or demand payment of the escrow funds pursuant to the Escrow Agreement in the aggregate accelerated amount upon presentation of an officer's certificate with respect to the Letter of Credit or a notice of default pursuant to the


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

Escrow Agreement stating that an event of default has occurred and the time for any cure has elapsed. The Parties agree that amounts provided as security for the Letter of Credit or deposited in escrow pursuant to the Escrow Agreement do not constitute property of the GenSci estate as defined in 11 U.S.C. ss. 541.

      13. In addition to the Letter of Credit or Escrow Agreement securing the balance of the US$6,500,000 due to Osteotech pursuant to Paragraph 10 herein, GenSci shall secure the remaining balance of US$1,500,000 due to Osteotech pursuant to Paragraph 10 herein by delivering to Osteotech as a part of the Plan on or before the Effective Date a Security Agreement in the form of Exhibit C hereto (the "Security Agreement"), pursuant to which GenSci grants Osteotech an attached and perfected security interest to secure the balance of US$1,500,000, in all personal property of GenSci, including but not limited to all now existing or after acquired accounts, inventory, equipment, general intangibles and intellectual property. This security interest shall be subordinate only to liens granted by GenSci to secure indebtedness incurred by it for working capital purposes from commercial or institutional lenders. The grant of the security interest is in addition to and not in replacement of the Letter of Credit or Escrow Agreement. Without limiting the provisions of the Security Agreement, GenSci hereby represents and warrants that such assets are free of any liens and encumbrances, except as set forth on Schedule A, and GenSci hereby agrees that, except for commercial or institutional lenders, it shall not grant to any person other than Osteotech a lien or encumbrance on any of its assets, except as provided by the Security Agreement. This restriction shall not apply if a) GenSci pays or causes to be paid to Osteotech the US$1,500,000 amount secured by the Security Agreement; or b) if Osteotech otherwise agrees.


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

      14. Within ten (10) days of the Effective Date, the parties shall cause their respective counsel to execute and file stipulated dismissals with prejudice in the Litigation, with the parties bearing their own costs and attorneys' fees.

      15. The Plan and documents and exhibits relating thereto (the "Plan Related Documents") shall be in form and substance reasonably satisfactory in all respects to GenSci, Osteotech, and their respective counsel and advisors.

      16. In connection with the filing of the Plan, GenSci shall:

                  (i) Make all filings with applicable governmental authorities as may be required by applicable law; and

                  (ii) Use its reasonable best efforts to obtain confirmation of the Plan as promptly as practicable and in any event not later than November 1, 2003, with such date to be amended if not feasible, and proceed diligently to obtain the dismissal of all appeals, applications and motions for reconsideration with respect to the Disclosure Statement, Plan, other order or ruling or order confirming the Plan, as promptly as practicable.

      17. The Plan shall also provide for a release by GenSci to Osteotech by which GenSci releases, acquits, discharges and covenants not to sue Osteotech, its successors and assigns, and their affiliates, parents, subsidiaries, officers, directors, shareholders, employees, agents and attorneys from any and all claims, causes of action, rights, allegations, liabilities or damages whatsoever that GenSci has asserted, could have asserted or sought leave to assert against Osteotech in the Litigation.

      18. The Plan shall also provide for the delivery by Osteotech of a release to GenSci by which Osteotech releases, acquits, discharges and covenants not to sue GenSci, its agents, distributors, representatives, customers, successors and assigns, and their affiliates, parents,


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

subsidiaries, officers, directors, shareholders, employees, agents and attorneys from any and all claims, causes of action, rights, allegations, liabilities or damages whatsoever that Osteotech has asserted, could have asserted or sought leave to assert against GenSci, its agents, distributors or representatives in the Litigation.

      19. GenSci represents that the GenSci products currently marketed under the names Accell, DynaGraft II and OrthoBlast II (the "New Products") do not infringe the `558 or `655 patents or any valid claim of the `146 patent, in that they do not contain any hydroxyl groups and the formula for the carrier in the DynaGraft II and OrthoBlast II products is as depicted in claim 1 of GenSci's patent application no. 20030044445, as filed. GenSci has provided to Osteotech's counsel, Dorsey & Whitney LLP, on an attorneys' eyes only basis, the following documents that GenSci represents are true and correct and accurately describe the New Products: SOPs of the preparation of the DynaGraft II and OrthoBlast II products, but not of the carrier itself used therein; the procedure for the treatment of Pluronic that GenSci represents is used by its supplier; a patent application generally describing how Pluronic may be modified to eliminate hydroxyl groups; certifications that the carrier in the DynaGraft II and OrthoBlast II products does not contain hydroxyl groups and a flowchart describing in general terms the process for making the Accell product. Based upon Osteotech's counsels' analysis of the information provided and representations made by GenSci about the formulation, composition and manufacturing procedures for the New Products, and the determination by Osteotech, in reliance on such information and representations, that the New Products do not infringe the `558 or `655 patents or any valid claims of the `146 patent, Osteotech covenants not to sue GenSci, its agents, distributors, representatives, customers, successors and assigns, and their affiliates, parents, subsidiaries, officers, directors, shareholders, employees, agents and attorneys for infringement


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

of its patents with respect to the manufacturing, using, marketing, selling or offering for sale of the New Products, provided that the formulation and composition of such products remains substantially the same as the formulation and composition analyzed by Osteotech's counsel.

      20. The parties agree that any press release or public statement concerning this Settlement Agreement shall be limited to the terms of the Settlement Agreement and shall not include quotations from the parties or their representatives.

      21. Except as specifically provided herein, the parties expressly agree and understand that this Settlement Agreement does not extend to any other person or entity, and that it does not affect Osteotech's rights against any other person or entity that Osteotech may charge with infringement of its patents, including the `558, `655 or `146 patents.

      22. The parties declare and represent that: (a) no promise, representation, inducement or agreement not expressed in this Settlement Agreement has been made to any of them; (b) they are not relying on any promise, representation, inducement or agreement in entering into this Agreement except as expressly set forth in this Settlement Agreement; (c) this Settlement Agreement (including all attached exhibits) contains the entire agreement between the parties relating to its subject matter; (d) the parties have consulted with counsel of their own choosing prior to entering into this Settlement Agreement; and (e) the terms of this Settlement Agreement are contractual and not mere recitals and will be more fully set forth in the Plan.

      23. GenSci shall have the right to assign or transfer any of its rights and obligations under this Settlement Agreement provided that the assignee assumes all of GenSci's obligations under this Settlement Agreement. GenSci and the issuer of any Letter of Credit or the grantors


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of any Escrow Agreement shall remain liable for its obligations under this
Settlement Agreement, notwithstanding any such assignment.

      24. Osteotech shall have the right to assign or transfer any of its rights and obligations under this Settlement Agreement.

      25. The persons executing this Settlement Agreement on behalf of the parties each represent and warrant that they have full and complete authority to do so.

      26. This Settlement Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

      27. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered pursuant to this Settlement Agreement or the Plan shall be in writing, and shall be sent by manual delivery, facsimile electronic transmission, overnight courier or United States mail (postage prepaid) addressed to the party to be notified, and shall be effective as of the date of delivery if manually delivered, on the date of sending if sent by facsimile, on the first business day after the date of sending if sent by overnight courier and four days after the date of mailing if mailed, at the address of the party set forth below:

            (a)   If to GENSCI at:

                  2 Goodyear
                  Irvine, CA  92618
                  ATTN: Douglas Watson
                  Fax No. 949-595-8711
                  email:   dougw@gensciinc.com

                  with a copy to:


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

                  Richard J. Codding, Esq.
                  Howrey Simon Arnold & White
                  550 South Hope Street
                  Los Angeles, CA  90071
                  Fax No. 213-892-2300
                  email:   coddingr@howrey.com

            (b)   If to OSTEOTECH at:

                  51 James Way
                  Eatontown, NJ  07724
                  ATTN:  Michael Jeffries
                  Fax. No. 732-935-0626
                  email:   jeffries@osteotech.com

                  with a copy to:

                  Mark S. Sullivan, Esq.
                  Dorsey & Whitney LLP
                  250 Park Avenue
                  New York, NY  10177
                  Fax No. 212-953-7201
                  email:   sullivan.mark@dorseylaw.com


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

      IN WITNESS HEREOF, the undersigned certify their assent to the terms of this Agreement. OSTEOTECH, INC. GENSCI ORTHOBIOLOGICS, INC.

By:___________________________________    By:___________________________________
Name:_________________________________    Name:_________________________________
Title:________________________________    Title:________________________________

Date:_________________________________    Date:_________________________________

                                          GENSCI REGENERATION SCIENCES, INC.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          Date:_________________________________


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